UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2006

INTERMUNE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-29801 (Commission File Number)	94-3296648 (IRS Employer Identification No.)
3280 Bayshore Boulevard
Brisbane, CA 94005
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (415) 466-2200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On December 21, 2006, InterMune, Inc. (“InterMune”) entered into Amendment No. 4 (the “Amendment”) to the Data Transfer, Clinical Trial and Market Supply Agreement (the “Agreement”), originally dated as of January 27, 2000, between InterMune and Boehringer Ingelheim Austria GmbH (“BI Austria”), as amended.
          The following is a brief description of the terms and conditions of the Amendment that are material to InterMune:
• BI Austria has agreed to reduce our per vial price for purchases of Actimmune in 2007 and 2008 in consideration for payment in 2006 of approximately 3.4 million euros.
          The description of the terms and conditions of the Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which InterMune intends to file with its Annual Report on Form 10-K for the period ending December 31, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMUNE, INC.
/s/ Daniel G. Welch
By: Daniel G. Welch
Dated: December 21, 2006	Chief Executive Officer and President